EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 1999 relating to the consolidated financial statements, which appears in Xybernaut Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1998.



/s/  PricewaterhouseCoopers LLP
McLean, Virginia
January 11, 2000